Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271276

PROSPECTUS SUPPLEMENT

(to the Prospectus dated April 25, 2023)

AVITA Medical, Inc.

400,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 400,000 shares of common stock (“Shares”) directly to two investors in consideration of entering into the Fifth Amendment to the Company’s Credit Agreement with the investors and certain of their affiliates and certain services performed in connection therewith.

Our common stock trades on The Nasdaq Stock Market LLC under the symbol “RCEL.” Our CHESS Depositary Interests (“CDIs”) are listed on the Australian Securities Exchange (“ASX”) under the symbol “AVH” with five CDIs being equivalent to one share of our common stock. On August 7, 2025, the last reported sale price for our common stock on Nasdaq was $5.38 per share and the last reported sale price of our CDIs on the ASX was AU$1.73 per CDI.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to certain reduced public company reporting requirements. See “The Company—Implications of Being an Emerging Growth Company” in the accompanying prospectus.

Delivery of the Shares is expected to be made on or about August 8, 2025.

Our business and an investment in our securities involve significant risks. Please read carefully the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 7, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, which may also, where applicable, add to and update information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated April 25, 2023, including the documents incorporated by reference therein and included as part of our registration statement on Form S-3 (333-271276), gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

We have not authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have prepared by or on behalf of us or to which we have referred you relating to this offering. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision.

We are not offering to sell, nor seeking offers to buy, securities in any jurisdictions where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

Unless the context otherwise indicates, references in this prospectus supplement to “AVITA,” “we,” “our,” “us” and “the Company” refer, collectively, to AVITA Medical, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

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uncertainties associated with our expectations regarding future revenue, or future growth in revenue, profit, or gross and/or operating margins;
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the ability to achieve or sustain profitability;
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contributions to adjusted EBITDA;
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industry market conditions;
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increased competition;
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changes in our production capacity;
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failure to obtain, maintain and enforce our intellectual property rights, including our expectations regarding the future scope of such rights;
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failure to obtain and/or maintain regulatory approvals and comply with applicable regulations;
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the conduct or outcome of pre-clinical or clinical (human) studies;
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operational and management restructuring activities;
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our ability to find and maintain partnerships relating to collaborations, strategic arrangements, and licensing arrangements;
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mergers and acquisitions (and related integration activities);
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if third parties fail to uphold their contractual duties or meet expected deadlines;
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our ability to obtain and maintain favorable coverage and reimbursement determinations from third party payors;
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market reaction to growth or product initiatives;
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our ability to expand our sales and marketing organizations to address existing and new markets that we intend to target;
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market penetration of our products;
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the ability to continue to scale our manufacturing operations to meet the demand for our products;
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our ability to attract and retain qualified personnel, including management;
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solvency;
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non-compliance with debt covenants, which may result in the acceleration of our debt obligations or the need for renegotiations with our lenders, tax and interest rates;
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inflationary pressures on the U.S. and global economies, respectively;
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changes in the legal or regulatory environments;
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the impact of a cybersecurity breach, terrorist attack or other geopolitical instability, pandemic or epidemic, or natural disaster; and
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future working capital, costs, productivity, business process, rationalization, investment (including rates), consulting, operational, financial, and capital projects and/or initiatives.

Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference herein and therein, including the information set forth under the heading “Risk Factors” in this prospectus supplement and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Overview

AVITA Medical, Inc. is a leading therapeutic acute wound care company delivering transformative solutions. Our technologies are designed to optimize wound healing, effectively accelerating the time to patient recovery. Our solutions improve the healing outcomes for patients with traumatic injuries and surgical repairs, addressing critical healing needs that arise from unpredictable and life-changing events. At the forefront of our portfolio is our patented and proprietary RECELL® System (“RECELL System” or “RECELL”), approved by the U.S. Food & Drug Administration (the “FDA”) for the treatment of thermal burn wounds and full-thickness skin defects. RECELL harnesses the regenerative properties of a patient’s own skin to create an autologous skin cell suspension, Spray-On Skin™Cells, delivering a transformative solution at the point of care.

The single-use RECELL Autologous Cell Harvesting Device (“RECELL Ease-of-Use” or “RECELL EOU”) is approved by the FDA for the treatment of thermal burn wounds and full-thickness skin defects. Our next-generation device, RECELL GO™ Autologous Cell Harvesting Device (“RECELL GO”), is FDA-approved to treat thermal burn wounds and full-thickness skin defects. RECELL GO introduces enhanced features that improve consistency and standardization across clinical settings. It consists of two components: the RECELL GO Processing Device (the “RPD”) and the RECELL GO Preparation Kit (the “RPK”). The RPK contains the single-use RECELL GO Cartridge, disaggregation head, RECELL Enzyme™, and other components. The RPD provides the control for the RPK, manages the pressure applied to disaggregate the donor skin cells, and precisely regulates the incubation times of the RECELL Enzyme and solutions to optimize cell yield and promote cell viability.

RECELL GO mini™ Autologous Cell Harvesting Device (“RECELL GO mini”), which was approved by the FDA in December of 2024, is a line extension of RECELL GO, designed specifically to treat smaller wounds up to 480 cm2. It utilizes the same RPD but features a RECELL GO mini Preparation Kit, which includes a single-use RECELL GO mini Cartridge optimized for smaller skin samples. These modifications are intended to align with the needs of clinicians treating smaller wounds, and to support broader adoption of the RECELL GO platform in trauma centers.

This breakthrough technology serves as the catalyst for a new treatment paradigm enabling improved clinical outcomes. In the United States, we also hold the rights to manufacture, market, sell, and distribute PermeaDerm®, a biosynthetic wound matrix, under the terms of an exclusive multi-year distribution agreement and a contract manufacturing agreement (the “Stedical Agreements”) with Stedical Scientific, Inc. (“Stedical”). We also hold the rights to market, sell, and distribute Cohealyx™, a unique collagen-based dermal matrix, under the terms of an exclusive multi-year development and distribution agreement (the “Regenity Agreement”) with Collagen Matrix, Inc. dba Regenity Biosciences (“Regenity”). Under the terms of the Regenity Agreement, Regenity manufactures and supplies Cohealyx and the Company holds the exclusive marketing, sales, and distribution rights to this product under its private label in the U.S., and potentially in countries in the European Union, as well as in Australia and Japan.

Debt Financing

In connection with the issuance of the Shares, the Company is entering into the Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement (as amended from time to time, including by the Fifth Amendment, the “Credit Agreement”), by and among the Company, as borrower, and ORCO IV LLC and ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV OFFSHORE, LP, as Lenders, and ORCO IV LLC, as administrative agent for the Lenders, each an affiliate of OrbiMed Advisors, LLC (“OrbiMed”). The Fifth Amendment amends the Credit Agreement to reduce certain revenue covenants (i.e., revenue thresholds in respect of amortization requirements) of the Company for certain fiscal quarters in 2025 and 2026.

Company Information

Our principal executive offices are located at 28159 Avenue Stanford, Suite 220, Valencia, CA 91355. Our telephone number is (661) 367-9170. Our website address is www.avitamedical.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the common stock, see “Description of Common Stock We May Offer” in the accompanying prospectus.

Shares	400,000 shares of common stock are being issued in this offering (the “Shares”).

Use of Proceeds

The Shares are being issued in consideration of the Fifth Amendment to the Company’s Credit Agreement and consequently, we will not receive any proceeds from the issuance of the Shares pursuant to this prospectus.

Risk Factors

Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

The Nasdaq Stock Market LLC Trading Symbol for Common Stock	“RCEL”

Australian Securities Exchange Trading Symbol for CDIs	“AVH”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before you make an investment decision. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected.

Additional Risks Relating to this Offering

Servicing our debt requires a significant amount of cash and we are subject to a number of restrictive covenants relating to our indebtedness, which may restrict our business and financing activities.

Pursuant to the Credit Agreement, we incurred $40.0 million of indebtedness secured by substantially all of our assets. This level of debt could have significant consequences on future operations, including increasing our vulnerability to adverse economic and industry conditions and limiting our flexibility in planning for, or reacting to, changes in our business and the markets in which we compete.

Our ability to make scheduled payments of interest depends on our future performance, which is subject to interest rate risk, as well as economic, financial, competitive, and other factors beyond our control. We are exposed to risks related to a potential rising interest rate environment for the debt, which could cause our borrowing costs to rise and impact our liquidity. Our business may not generate cash flow from operations in the future sufficient to service our debt in cash while simultaneously making necessary capital expenditures. In addition, if the Company’s net revenue does not equal or exceed a certain amount for upcoming fiscal periods as set forth in the Credit Agreement, then the Company will be required to repay 5% of the outstanding principal amount of its indebtedness (along with interest accrued on that principal amount if not already paid) in equal quarterly installments, in addition to paying both a repayment fee and a prepayment fee with each quarterly installment.

If we are unable to generate sufficient cash flow to satisfy payment obligations under the Credit Agreement, we may be required to adopt one or more alternatives, such as obtaining additional equity capital on terms that may be onerous or highly dilutive. We may not be able to engage in any of these activities, or such activities may only be available to the Company on undesirable terms, which could result in a default on our debt obligations.

The restrictions and covenants in the Credit Agreement may also prevent us from taking actions that we believe would be in the best interests of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Our ability to comply with these covenants in future periods will largely depend on the success of our products, and our ability to successfully implement our overall business strategy. The Company has previously entered into waivers and amendments to the Credit Agreement with OrbiMed in relation to its ability to maintain compliance with the financial covenants contained therein. We may be unsuccessful in obtaining other waivers or amendments to restrictions and covenants in certain agreements with our customers or counterparties. If the Company were unable to obtain any such necessary additional amendments or waivers in the future, this could lead to an event of default and its lenders could require the Company to repay its outstanding debt. Any breach by the Company of covenants and restrictions in such agreements could result in a default under the Credit Agreement, which could result in an acceleration of the repayment of our indebtedness.

The market price and trading volume of our common stock and CDIs may be volatile and may be affected by variability in our performance from period to period and economic conditions beyond management’s control.

The market price of our common stock (including common stock represented by CDIs) may be highly volatile and could be subject to wide fluctuations. This means that our stockholders could experience a decrease in the value of their common stock or CDIs regardless of our operating performance or prospects. The market prices of securities of companies operating in the medical device sectors have often experienced fluctuations that have been unrelated or disproportionate to their operating results. In addition, the trading volume of our common stock and CDIs may fluctuate and cause significant price variations to occur. If the market price of our common stock or CDIs declines significantly, our stockholders may be unable to resell our common stock or CDIs at or above their purchase price, if at all. There can be no assurance that the market price of our common stock and CDIs will not fluctuate or significantly decline in the future.

Some specific factors that could negatively affect the price of our common stock and CDIs or result in fluctuations in their price and trading volume include:

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actual or expected fluctuations in our operating results;
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actual or expected changes in our growth rates or our competitors’ growth rates;
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results of clinical trials of our product candidates;
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results of clinical trials of our competitors’ products;
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regulatory actions with respect to our products or our competitors’ products;
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reports of one or more patients experiencing adverse events;
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publication of research reports by analysts about us or our competitors in the industry;
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our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;
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fluctuations of exchange rates between the U.S. dollar and the Australian dollar;
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issuance by us of debt or equity securities;
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litigation involving our company, including stockholder litigation;
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investigations or audits by regulators into the operations of our company;
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proceedings initiated by our competitors or clients;
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strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
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sales or perceived potential sales of the common stock or CDIs by us, our directors, executive management team or our stockholders in the future;
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short selling or other market manipulation activities;
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announcement or expectation of additional financing efforts;
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terrorist acts, acts of war or periods of widespread civil unrest;
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natural disasters and other calamities;
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changes in market conditions for medical device stocks;
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our inability to raise additional capital, limiting our ability to continue as a going concern;
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changes in market prices for our product or for our raw materials;
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changes in market valuations of similar companies;
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changes in key personnel for us or our competitors;
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speculation in the press or investment community;
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changes or proposed changes in laws and regulations affecting our industry; and
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conditions in the financial markets in general or changes in general economic conditions.

USE OF PROCEEDS

The Shares are being issued to affiliates of OrbiMed in consideration of the Fifth Amendment to the Company’s Credit Agreement and consequently, we will not receive any proceeds from the issuance of the Shares pursuant to this prospectus.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

Debt Financing

The Company is entering into a Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement (as amended from time to time, including by the Fifth Amendment, the “Credit Agreement”), by and among the Company, as borrower, and ORCO IV LLC and ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV OFFSHORE, LP, as Lenders, and ORCO IV LLC, as administrative agent for the Lenders, each an affiliate of OrbiMed Advisors, LLC (“OrbiMed”). The Shares are being issued to affiliates of OrbiMed as consideration for entering into the Fifth Amendment and for certain services performed in connection therewith. The Fifth Amendment contains limited representations and warranties customary for transactions of this type. These representations and warranties were made solely for purposes of the Fifth Amendment and should not be relied upon by any other of our investors, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Our stockholders are not third party beneficiaries under the Credit Agreement or the Fifth Amendment.

The offer of the Shares under the Credit Agreement is registered pursuant to our shelf registration statement on Form S-3 (File Number 333-271276) to which this prospectus supplement relates.

The foregoing description of the Fifth Amendment and the Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to (i) the Credit Agreement, a copy of which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 18, 2023; (ii) the Waiver and First Amendment to the Credit Agreement, a copy of which was attached as Exhibit 10.34 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024; (iii) the Second Amendment to the Credit Agreement, a copy of which was attached as Exhibit 10.48 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 13, 2025; (iv) the Third Amendment to the Credit Agreement, a copy of which was attached as Exhibit 10.49 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 13, 2025; (v) the Fourth Amendment to the Credit Agreement, a copy of which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 13, 2025; (vi) a Waiver to the Credit Agreement, a copy of which was attached as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025; (vii) a second Waiver to the Credit Agreement, a copy of which was attached to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2025; and (viii) the Fifth Amendment, a copy of which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 7, 2025.

This prospectus supplement is being distributed to OrbiMed and its affiliates in connection with our offer and sale of the securities to such investors. We currently anticipate that closing of the sale of the Shares pursuant to this prospectus supplement will take place on or about August 7, 2025, subject to certain closing conditions.

ASX Listing Rules

ASX Listing Rules may impose limits on the number of shares that we can issue without shareholder approval. In particular, Listing Rule 7.1 provides that a company may not, without prior shareholder approval, issue, or agree to issue, an amount of equity securities in any twelve-month period exceeding 15% of the number of shares outstanding at the commencement of that 12-month period.

Listing and Transfer Agent

Our common stock is listed on The Nasdaq Stock Market LLC and trades under the symbol “RCEL.” The transfer agent of our common stock is Computershare Trust Company, N.A. Our CDIs are listed on the ASX under the symbol “AVH” with five CDIs being equivalent to one share of our common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.avitamedical.com. The information set forth on, or accessible through, our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities (unless otherwise noted, the SEC file number for each of the documents listed below is 001-39059):

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Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 13, 2025;
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Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 8, 2025 and for the quarterly period ended June 30, 2025, filed with the SEC on August 7, 2025;
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Our Current Reports on Form 8-K filed with the SEC on February 13, 2025, March 17, 2025, May 15, 2025, June 5, 2025, August 6, 2025, and August 7, 2025;
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A description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 21, 2022 filed with the SEC on February 23, 2023, including any amendment or reports filed for the purpose of updating this description; and
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All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents, at no cost, by writing or telephoning us at the following address or phone number:

AVITA Medical, Inc.

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

Attn: Nicole Kelsey, Chief Legal and Compliance Officer & Corporate Secretary

PROSPECTUS

AVITA MEDICAL, INC.

$200,000,000

of

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. We refer to the common stock, preferred stock, and warrants and any related units collectively as the “securities.” The aggregate initial offering price of all securities sold by AVITA Medical, Inc. pursuant to this prospectus and any prospectus supplement will not exceed $200,000,000. The specific terms of any securities we offer will be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on The Nasdaq Stock Market LLC under the symbol “RCEL.” On Apri1 12, 2023, the last reported sale price for our common stock was $15.81 per share.

See “Risk Factors” beginning on page 3 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 25, 2023.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “AVITA Medical” and to the “Company,” “we,” “us” or “our” are to AVITA Medical, Inc. and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

We have not authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended December 31, 2022. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

THE COMPANY

AVITA Medical, Inc. and its subsidiaries (including AVITA Medical Pty Limited (“AVITA Australia”) (collectively, “AVITA Medical”, “we”, “our”, “us” or “Company”), is a regenerative medicine company leading the development and commercialization of devices and autologous cellular therapies for skin restoration. Our patented and proprietary RECELL® System (“RECELL System” or “RECELL”) technology platform harnesses the regenerative properties of a patient’s own skin to create Spray-On Skin™ Cells, an autologous skin cell suspension that is sprayed onto the patient to regenerate natural healthy skin.

Our principal executive office is located at 28159 Avenue Stanford, Suite 220, Valencia, CA 91355, and our telephone number is (661) 367-9170. Our website address is www.avitamedical.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference in this prospectus.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As of the date of this prospectus, we are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various U.S. reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have taken, and in the future may take, advantage of these exemptions until such time that we are no longer an emerging growth company. Further, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act which, given the filing of the S-8 Registration

Statement on August 27, 2020, will be December 31, 2025, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

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capital expenditures;
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working capital;
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research and development;
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acquisitions;
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repayment of debt; and
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repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short- term indebtedness.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation (the “Certificate”) and our amended and restated bylaws (the “Bylaws”). The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate and our Bylaws for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

General

Our Certificate authorizes the issuance of up to 200,000,000 shares of common stock, $0.0001 par value per share. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Non-assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Annual Stockholder Meetings

Our Certificate and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, whole or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The designations, powers, rights and preferences of our preferred stock could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. No shares of our preferred stock are currently issued and outstanding.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws and DGCL

Some provisions of the DGCL, our Certificate and Bylaws could make the following transactions difficult: (i) acquisition of the Company by means of a tender offer; (ii) acquisition of the Company by means of a proxy contest or otherwise; or (iii) removal of incumbent officers and directors of the Company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price for our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board.

Delaware Anti-Takeover Statute

The Company is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock, and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of the Company’s common stock.

However, the above provisions of Section 203 do not apply if:

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our board approves the transaction that made the stockholder an interested stockholder or the business combination before the date of that transaction;
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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or
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on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to our Certificate or Bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our Certificate nor our Bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders (1) may be called at any time by the order of a majority of our entire board of directors, the Chairman of the Board, the Chief Executive Officer or the President (in the absence of a chief executive officer), and (2) shall be called by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of common stock of the Company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Composition of our Board of Directors; Election and Removal of Directors; Filling Vacancies

The Company’s board of directors consists of one or more directors. In any uncontested elections of directors, a director nominee for our board of directors of the Company will be elected by the plurality of the votes cast with respect to such director at a meeting at which a quorum is present.

In a contested election, a plurality voting standard will apply to director elections. The directors of the Company are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

The directors of the Company may be removed by the affirmative vote of the holders of at least a majority of the Company’s then-outstanding common stock. Furthermore, any vacancy on the Company’s board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of our board of directors then in office, even if less than a quorum, or by the sole remaining director.

Amendment of the Certificate and Bylaws

The Certificate may be amended in any manner permitted under the DGCL and the Bylaws may be amended by the holders of at a majority of the voting power of the then outstanding voting stock or by our board of directors.

Limitations of Liability and Indemnification Matters

Each of the Certificate and Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws also obligates the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Securities Exchange Listings

Shares of our common stock are listed on The Nasdaq Stock Market LLC under the symbol “RCEL.” Our Chess Depositary Interests (“CDIs”) are quoted on the Australian Securities Exchange Ltd (“ASX”) under the ticker code, “AVH”. One share of common stock on Nasdaq is equivalent to five CDIs on the ASX.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A, and its address is 250 Royall St., Canton, Massachusetts 02021.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may offer shares of our preferred stock from time to time, in one or more series of preferred stock. Pursuant to our Certificate, we have the authority to issue 10,000,000 shares of preferred stock, $0.0001 par value. As of April 12, 2023, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter, or prevent a change of control of the Company.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. If we offer preferred stock, we will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

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the title of the preferred stock;
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the maximum number of shares of the series of preferred stock;
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the dividend rate, if any, or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;
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any liquidation preference;
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any optional redemption provisions;
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any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;
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any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;
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any voting rights; and
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any other preferences and relative, participating, optional or other special rights or any qualifications, limitations, or restrictions on the rights of the shares.

Any shares of preferred stock we issue will, at the time of issuance, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently in an offering or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent which will be named in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete and will only be complete when described in any prospectus supplement. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

A prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

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the title of the warrants;
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the aggregate number of warrants offered;
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the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;
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the exercise price of the warrants;
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the dates or periods during which the warrants are exercisable;
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the designation and terms of any securities with which the warrants are issued;
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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
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any minimum or maximum amount of warrants that may be exercised at any one time; and
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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

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shorten the period of time during which the warrants may be exercised; or
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otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent, as described in the prospectus supplement, will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS WE MAY OFFER

We may also issue units comprised of one or more of the other securities described above in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete and will be complete as described in a prospectus supplement. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

A prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
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whether such units will be issued in fully registered or global form.

CHESS DEPOSITARY INTERESTS

Any shares of common stock, or preferred stock, warrants or units that we offer that are otherwise convertible or exercisable into common stock may be issued in Australia in the form of CDIs or securities convertible or exchangeable into CDIs. If an offering includes such securities, it will be further described in a prospectus supplement.

Our CDIs are quoted on the ASX under the ticker code, “AVH”. One share of common stock on Nasdaq is equivalent to five CDIs on the ASX.

PLAN OF DISTRIBUTION

We may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

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transactions on The Nasdaq Stock Market LLC or the ASX in accordance with the rules of the ASX (including through at-the-market offerings) or any other organized market where the securities may be traded;
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in the over-the-counter market;
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in privately negotiated transactions;
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through broker-dealers, who may act as agents or principals;
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through one or more underwriters on a firm commitment or best-efforts basis;
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in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act;
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in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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through offerings of securities exchangeable, convertible or exercisable for the securities;
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directly to one or more purchasers;
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through agents; or
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through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

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the name or names of any underwriters, broker-dealers or agents;
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the purchase price of the securities and the proceeds to be received by us from the sale;
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any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;
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any public offering price;
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any discounts, commissions or concessions allowed or re-allowed or paid to dealers;
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any additional risk factors applicable to the securities that we propose to sell; and
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any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on The Nasdaq Stock Market LLC and our CDIs which are listed on the ASX. Any common stock sold will be listed on The Nasdaq Stock Market LLC, upon official notice of issuance. Any CDIs sold will be listed on the ASX in accordance with the rules and regulations of the ASX. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock, preferred stock, warrants, or units, as applicable, offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on February 23, 2023;
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Our Current Reports on Form 8-K dated January 20, 2023, March 21, 2023, March 22, 2023, and March 27, 2023;
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A description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed February 23, 2022, including any Amendment or reports filed for the purpose of updating this description; and
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All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, at no cost, by writing or telephoning us at the following address or phone number:

AVITA Medical, Inc.

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

Attn: Donna Shiroma, General Counsel

AVITA Medical, Inc.

400,000 Shares of Common Stock

Prospectus supplement

August [●], 2025